Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2014 THIRD QUARTER RESULTS

RED BANK, NJ, September 4, 2014 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal third quarter and nine months ended July 31, 2014.

RESULTS FOR THE THREE AND NINE MONTH PERIODS ENDED JULY 31, 2014:

●

Total revenues were $551.0 million in the third quarter of fiscal 2014, an increase of 15.2% compared with $478.4 million during the fiscal 2013 third quarter. For the first nine months of fiscal 2014, total revenues increased 7.9% to $1.36 billion compared with $1.26 billion in the first nine months of the prior year.

●

Homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 21.3% for the third quarter ended July 31, 2014, up 100 basis points compared with 20.3% in last year’s third quarter. During the first three quarters of fiscal 2014, homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 20.2%, up 130 basis points compared with 18.9% in the same period of the prior year.

●

Pre-tax income during the fiscal 2014 third quarter was $15.4 million compared with pre-tax income of $10.4 million in last year’s third quarter. During the nine months ended July 31, 2014, the pre-tax loss was $15.8 million compared with a pre-tax loss of $11.7 million during the same period a year ago.

●

Net income was $17.1 million, or $0.11 per common share, in the fiscal 2014 third quarter, compared with net income of $8.5 million, or $0.06 per common share in the prior year’s third quarter. For the first nine months of fiscal 2014, the net loss was $15.3 million, or $0.10 per common share, which included $0.5 million of federal and state tax benefits, compared with a net loss of $1.5 million, or $0.01 per common share, which included $10.2 million of federal and state tax benefits, during the first nine months of fiscal 2013.

●

Deliveries, including unconsolidated joint ventures, were 1,549 homes for the third quarter ended July 31, 2014, a 3.1% increase compared with 1,502 homes in the fiscal 2013 third quarter. For the nine months ended July 31, 2014, deliveries, including unconsolidated joint ventures, were 4,018 homes compared with 4,114 homes in the first nine months of the prior year.

●	As of July 31, 2014, consolidated active selling communities increased 5.4% to 196 communities compared with 186 communities at July 31, 2013.

●

The dollar value of consolidated net contracts increased 4.6% to $517.3 million in the third quarter of fiscal 2014 compared with $494.6 million in the fiscal 2013 third quarter. The dollar value of net contracts, including unconsolidated joint ventures, for the third quarter of fiscal 2014 decreased 0.7% to $542.9 million compared with $546.9 million in the third quarter of the prior year.

●

For the third quarter ended July 31, 2014, the number of consolidated net contracts decreased 6.3% to 1,357 homes compared with 1,448 homes in last year’s third quarter. The number of net contracts, including unconsolidated joint ventures, decreased 9.2% to 1,424 homes during the third quarter of fiscal 2014 from 1,568 homes in the same period of the prior year.

●

For the nine months ended July 31, 2014, the dollar value of consolidated net contracts increased 8.4% to $1.59 billion compared with $1.47 billion in the first nine months of fiscal 2013. The dollar value of net contracts, including unconsolidated joint ventures, for the nine months ended July 31, 2014 was $1.70 billion compared with $1.71 billion in the first nine months of the prior year.

●

In the first nine months of fiscal 2014, the number of consolidated net contracts decreased 1.8% to 4,258 homes from 4,338 homes in the first nine months of fiscal 2013. The number of net contracts, including unconsolidated joint ventures, decreased 6.8% to 4,533 homes for the first nine months of fiscal 2014 from 4,862 homes in the first nine months of the prior year.

●

As of July 31, 2014, the dollar value of consolidated contract backlog increased 14.3% to $1.03 billion compared with $897.2 million at July 31, 2013. The dollar value of contract backlog, as of July 31, 2014, including unconsolidated joint ventures, was $1.11 billion, an increase of 7.8%, compared with $1.03 billion as of July 31, 2013.

●

As of July 31, 2014, the number of homes in consolidated contract backlog increased 4.7% to 2,690 homes compared with 2,569 homes as of the end of the third quarter of fiscal 2013. Contract backlog, as of July 31, 2014, including unconsolidated joint ventures, increased to 2,907 homes compared with 2,893 homes as of July 31, 2013.

●

Total interest expense as a percentage of total revenues declined 100 basis points to 6.5% for the third quarter ended July 31, 2014 compared with 7.5% in last year’s third quarter. For the first nine months of fiscal 2014, total interest expense as a percentage of total revenues declined 60 basis points to 7.6% compared with 8.2% during the same period a year ago.

●

Total SG&A was $67.0 million, or 12.2% of total revenues, during the fiscal 2014 third quarter compared to $56.4 million, or 11.8% of total revenues, in last year’s third quarter. Total SG&A was $189.8 million, or 13.9% of total revenues, in the first nine months of fiscal 2014 compared to $157.2 million, or 12.5% of total revenues, in the prior year’s first nine months.

●

Adjusted EBITDA increased to $53.8 million for fiscal 2014 third quarter compared to $48.6 million during the third quarter of fiscal 2013. Adjusted EBITDA decreased to $97.5 million for the nine months ended July 31, 2014 compared to $102.2 million in the first nine months of fiscal 2013.

●	The contract cancellation rate, including unconsolidated joint ventures, for the three months ended July 31, 2014 was 22%, compared with 18% in the third quarter of the prior year.

●

During August of 2014, the dollar value of net contracts and the number of net contracts, including unconsolidated joint ventures, increased 21.1% and 11.5%, respectively, to $193.6 million compared with $159.9 million and to 483 homes from 433 homes in August 2013.

●

The valuation allowance was $933.3 million as of July 31, 2014. The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

LIQUIDITY AND INVENTORY AS OF JULY 31, 2014:

●

During the third quarter of fiscal 2014, $137.5 million was spent on land and land development. For the nine months ended July 31, 2014, the dollar amount spent on land and land development was $424.5 million.

●

Total liquidity at the end of the fiscal 2014 third quarter was $231.7 million compared to $278.9 million at July 31, 2013. Total liquidity at July 31, 2014 included $176.6 million of homebuilding cash, $5.6 million of restricted cash required to collateralize letters of credit and $49.5 million of availability under the unsecured revolving credit facility.

●

As of July 31, 2014, the land position, including unconsolidated joint ventures, was 37,706 lots, consisting of 17,620 lots under option and 20,086 owned lots, an increase of 5,183 lots compared with a total of 32,523 lots as of July 31, 2013.

●	During the third quarter of fiscal 2014, approximately 2,900 lots were put under option or acquired in 53 communities.

COMMENTS FROM MANAGEMENT:

“We were pleased with the strength of our gross margins and our revenue growth during the third quarter of fiscal 2014,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “Assuming no change in current market conditions, we expect to be profitable for the full fiscal 2014 year. We believe the housing industry remains in the early stages of a recovery. We anticipate generating revenue growth from continued investments in new communities. This will allow us to leverage our SG&A and interest costs, which we expect will result in higher levels of profitability in future years,” concluded Mr. Hovnanian.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2014 third quarter financial results conference call at 11:00 a.m. E.T. on Thursday, September 4, 2014. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Website at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES®, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2013 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net income (loss). The reconciliation of EBIT, EBITDA and Adjusted EBITDA to net income (loss) is presented in a table attached to this earnings release.

Income (Loss) Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Income (Loss) Before Income Taxes. The reconciliation of Income (Loss) Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt to Income (Loss) Before Income Taxes is presented in a table attached to this earnings release.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “forward-looking statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of the sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) changes in market conditions and seasonality of the Company’s business; (4) changes in home prices and sales activity in the markets where the Company builds homes; (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (6) fluctuations in interest rates and the availability of mortgage financing; (7) shortages in, and price fluctuations of, raw materials and labor; (8) the availability and cost of suitable land and improved lots; (9) levels of competition; (10) availability of financing to the Company; (11) utility shortages and outages or rate fluctuations; (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (13) the Company's sources of liquidity; (14) changes in credit ratings; (15) availability of net operating loss carryforwards; (16) operations through joint ventures with third parties; (17) product liability litigation, warranty claims and claims made by mortgage investors; (18) successful identification and integration of acquisitions; (19) significant influence of the Company’s controlling stockholders; (20) changes in tax laws affecting the after-tax costs of owning a home; (21) geopolitical risks, terrorist acts and other acts of war; and (22) other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Hovnanian Enterprises, Inc.
July 31, 2014
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Total Revenues	$551,009	$478,357	$1,364,986	$1,259,566
Costs and Expenses (a)	535,848	471,659	1,383,496	1,278,051
Loss on Extinguishment of Debt	-	-	(1,155)	-
Income from Unconsolidated Joint Ventures	211	3,690	3,849	6,806
Income (Loss) Before Income Taxes	15,372	10,388	(15,816)	(11,679)
Income Tax (Benefit) Provision	(1,733)	1,922	(496)	(10,155)
Net Income (Loss)	$17,105	$8,466	$(15,320)	$(1,524)

Per Share Data:
Basic:
Income (Loss) Per Common Share	$0.11	$0.06	$(0.10)	$(0.01)
Weighted-Average Number of Common Shares Outstanding (b)	146,365	146,056	146,223	144,840
Assuming Dilution:
Income (Loss) Per Common Share	$0.11	$0.06	$(0.10)	$(0.01)
Weighted-Average Number of Common Shares Outstanding (b)	162,278	162,823	146,223	144,840

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
July 31, 2014 Reconciliation of Income (Loss) Before Income Taxes Excluding Land-Related Charges and
Loss on Extinguishment of Debt to Income (Loss) Before Income Taxes
(Dollars in Thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Income (Loss) Before Income Taxes	$15,372	$10,388	$(15,816)	$(11,679)
Inventory Impairment Loss and Land Option Write-Offs	741	623	1,927	3,479
Loss on Extinguishment of Debt	-	-	1,155	-
Income (Loss) Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt (a)	$16,113	$11,011	$(12,734)	$(8,200)

(a) Income (Loss) Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt is a non-GAAP Financial measure. The most directly comparable GAAP financial measure is Income (Loss) Before Income Taxes.

Hovnanian Enterprises, Inc.
July 31, 2014
Gross Margin
(Dollars in Thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Sale of Homes	$538,007	$462,376	$1,331,490	$1,206,233
Cost of Sales, Excluding Interest and Land Charges(a)	423,488	368,617	1,061,880	978,309
Homebuilding Gross Margin, Excluding Interest and Land Charges	114,519	93,759	269,610	227,924
Homebuilding Cost of Sales Interest	15,757	13,702	37,247	35,089
Homebuilding Gross Margin, Including Interest and Excluding Land Charges	$98,762	$80,057	$232,363	$192,835

Gross Margin Percentage, Excluding Interest and Land Charges	21.3%	20.3%	20.2%	18.9%
Gross Margin Percentage, Including Interest and Excluding Land Charges	18.4%	17.3%	17.5%	16.0%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Land and Lot Sales	$968	$1,940	$2,897	$15,218
Cost of Sales, Excluding Interest and Land Charges(a)	657	1,847	1,585	14,053
Land and Lot Sales Gross Margin, Excluding Interest and Land Charges	311	93	1,312	1,165
Land and Lot Sales Interest	70	55	477	222
Land and Lot Sales Gross Margin, Including Interest and Excluding Land Charges	$241	$38	$835	$943

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.
July 31, 2014
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(Dollars in Thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Net Income (Loss)	$17,105	$8,466	$(15,320)	$(1,524)
Income Tax (Benefit) Provision	(1,733)	1,922	(496)	(10,155)
Interest Expense	35,707	35,706	104,409	103,892
EBIT (a)	51,079	46,094	88,593	92,213
Depreciation	865	938	2,571	3,782
Amortization of Debt Costs	1,082	907	3,240	2,718
EBITDA (b)	53,026	47,939	94,404	98,713
Inventory Impairment Loss and Land Option Write-offs	741	623	1,927	3,479
Loss on Extinguishment of Debt	-	-	1,155	-
Adjusted EBITDA (c)	$53,767	$48,562	$97,486	$102,192

Interest Incurred	$36,472	$33,195	$108,073	$97,813

Adjusted EBITDA to Interest Incurred	1.47	1.46	0.90	1.04

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and inventory impairment loss and land option write-offs, and loss on extinguishment of debt.

Hovnanian Enterprises, Inc.
July 31, 2014
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$107,992	$112,488	$105,093	$116,056
Plus Interest Incurred	36,472	33,195	108,073	97,813
Less Interest Expensed	35,707	35,706	104,409	103,892
Interest Capitalized at End of Period (a)	$108,757	$109,977	$108,757	$109,977

(a) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	July 31, 2014	October 31, 2013
	(Unaudited)	(1)
ASSETS

Homebuilding:
Cash	$176,639	$319,142
Restricted cash and cash equivalents	12,596	10,286
Inventories:
Sold and unsold homes and lots under development	981,529	752,749
Land and land options held for future development or sale	268,396	225,152
Consolidated inventory not owned:
Specific performance options	3,900	792
Other options	122,332	100,071
Total consolidated inventory not owned	126,232	100,863
Total inventories	1,376,157	1,078,764
Investments in and advances to unconsolidated joint ventures	62,294	51,438
Receivables, deposits and notes, net	56,232	45,085
Property, plant and equipment, net	45,960	46,211
Prepaid expenses and other assets	65,389	59,351
Total homebuilding	1,795,267	1,610,277

Financial services:
Cash	7,082	10,062
Restricted cash and cash equivalents	13,272	21,557
Mortgage loans held for sale at fair value	76,173	112,953
Other assets	1,934	4,281
Total financial services	98,461	148,853
Total assets	$1,893,728	$1,759,130

(1)  Derived from the audited balance sheet as of October 31, 2013.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands Except Share and Per Share Amounts)

	July 31, 2014	October 31, 2013
	(Unaudited)	(1)
LIABILITIES AND EQUITY

Homebuilding:
Nonrecourse mortgages	$98,338	$62,903
Accounts payable and other liabilities	315,779	307,764
Customers’ deposits	40,141	30,119
Nonrecourse mortgages secured by operating properties	16,904	17,733
Liabilities from inventory not owned	102,096	87,866
Total homebuilding	573,258	506,385

Financial services:
Accounts payable and other liabilities	23,736	32,874
Mortgage warehouse lines of credit	53,963	91,663
Total financial services	77,699	124,537

Notes payable:
Senior secured notes, net of discount	979,599	978,611
Senior notes, net of discount	590,290	461,210
Senior amortizing notes	17,049	20,857
Senior exchangeable notes	69,215	66,615
TEU senior subordinated amortizing notes	-	2,152
Accrued interest	27,027	28,261
Total notes payable	1,683,180	1,557,706
Income taxes payable	2,711	3,301
Total liabilities	2,336,848	2,191,929

Equity:
Hovnanian Enterprises, Inc. stockholders’ equity deficit:
Preferred stock, $0.01 par value – authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at July 31, 2014 and at October 31, 2013	135,299	135,299
Common stock, Class A, $0.01 par value – authorized 400,000,000 shares; issued 142,821,363 shares at July 31, 2014 and 136,306,223 shares at October 31, 2013 (including 11,760,763 shares at July 31, 2014 and October 31, 2013 held in Treasury)	1,428	1,363
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) – authorized 60,000,000 shares; issued 15,497,743 shares at July 31, 2014 and 15,347,615 shares at October 31, 2013 (including 691,748 shares at July 31, 2014 and October 31, 2013 held in Treasury)	155	153
Paid-in capital – common stock	695,086	689,727
Accumulated deficit	(1,159,728)	(1,144,408)
Treasury stock – at cost	(115,360)	(115,360)
Total Hovnanian Enterprises, Inc. stockholders’ equity deficit	(443,120)	(433,226)
Noncontrolling interest in consolidated joint ventures	-	427
Total equity deficit	(443,120)	(432,799)
Total liabilities and equity	$1,893,728	$1,759,130

(1) Derived from the audited balance sheet as of October 31, 2013.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2014	2013	2014	2013
Revenues:
Homebuilding:
Sale of homes	$538,007	$462,376	$1,331,490	$1,206,233
Land sales and other revenues	1,896	3,103	4,884	18,114
Total homebuilding	539,903	465,479	1,336,374	1,224,347
Financial services	11,106	12,878	28,612	35,219
Total revenues	551,009	478,357	1,364,986	1,259,566

Expenses:
Homebuilding:
Cost of sales, excluding interest	424,145	370,464	1,063,465	992,362
Cost of sales interest	15,827	13,757	37,724	35,311
Inventory impairment loss and land option write-offs	741	623	1,927	3,479
Total cost of sales	440,713	384,844	1,103,116	1,031,152
Selling, general and administrative	51,150	42,331	142,918	116,904
Total homebuilding expenses	491,863	427,175	1,246,034	1,148,056

Financial services	7,212	6,640	20,591	21,205
Corporate general and administrative	15,804	14,056	46,837	40,284
Other interest	19,880	21,949	66,685	68,581
Other operations	1,089	1,839	3,349	(75)
Total expenses	535,848	471,659	1,383,496	1,278,051
Loss on extinguishment of debt	-	-	(1,155)	-
Income from unconsolidated joint ventures	211	3,690	3,849	6,806
Income (loss) before income taxes	15,372	10,388	(15,816)	(11,679)
State and federal income tax (benefit) provision:
State	247	1,922	1,484	(277)
Federal	(1,980)	-	(1,980)	(9,878)
Total income taxes	(1,733)	1,922	(496)	(10,155)
Net income (loss)	$17,105	$8,466	$(15,320)	$(1,524)

Per share data:
Basic:
Income (loss) per common share	$0.11	$0.06	$(0.10)	$(0.01)
Weighted-average number of common shares outstanding	146,365	146,056	146,223	144,840
Assuming dilution:
Income (loss) per common share	$0.11	$0.06	$(0.10)	$(0.01)
Weighted-average number of common shares outstanding	162,278	162,823	146,223	144,840

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)

					Communities Under Development
					Three Months - July 31, 2014
		Net Contracts			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Jul 31,			Jul 31,			Jul 31,
		2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
Northeast
(NJ, PA)	Homes	117	145	(19.3)%	128	154	(16.9)%	226	306	(26.1)%
	Dollars	$64,356	$69,118	(6.9)%	$60,165	$66,447	(9.5)%	$118,038	$142,421	(17.1)%
	Avg. Price	$550,055	$476,679	15.4%	$470,041	$431,477	8.9%	$522,291	$465,429	12.2%
Mid-Atlantic
(DE, MD, VA, WV)	Homes	208	158	31.6%	187	189	(1.1)%	425	310	37.1%
	Dollars	$91,701	$79,104	15.9%	$89,834	$89,123	0.8%	$205,087	$158,420	29.5%
	Avg. Price	$440,870	$500,656	(11.9)%	$480,393	$471,548	1.9%	$482,558	$511,032	(5.6)%
Midwest
(IL, MN, OH)	Homes	219	232	(5.6)%	190	154	23.4%	695	608	14.3%
	Dollars	$72,287	$57,066	26.7%	$55,392	$37,918	46.1%	$188,882	$144,221	31.0%
	Avg. Price	$330,078	$245,973	34.2%	$291,534	$246,221	18.4%	$271,773	$237,206	14.6%
Southeast
(FL, GA, NC, SC)	Homes	132	175	(24.6)%	179	129	38.8%	261	341	(23.5)%
	Dollars	$39,855	$54,581	(27.0)%	$55,403	$35,265	57.1%	$86,873	$101,031	(14.0)%
	Avg. Price	$301,932	$311,893	(3.2)%	$309,515	$273,372	13.2%	$332,847	$296,280	12.3%
Southwest
(AZ, TX)	Homes	593	663	(10.6)%	650	606	7.3%	970	882	10.0%
	Dollars	$204,460	$195,403	4.6%	$200,788	$181,593	10.6%	$355,807	$287,719	23.7%
	Avg. Price	$344,789	$294,726	17.0%	$308,905	$299,658	3.1%	$366,811	$326,212	12.4%
West
(CA)	Homes	88	75	17.3%	130	109	19.3%	113	122	(7.4)%
	Dollars	$44,686	$39,322	13.6%	$76,425	$52,030	46.9%	$70,906	$63,374	11.9%
	Avg. Price	$507,798	$524,294	(3.1)%	$587,883	$477,343	23.2%	$627,485	$519,459	20.8%
Consolidated Total
	Homes	1,357	1,448	(6.3)%	1,464	1,341	9.2%	2,690	2,569	4.7%
	Dollars	$517,345	$494,594	4.6%	$538,007	$462,376	16.4%	$1,025,593	$897,186	14.3%
	Avg. Price	$381,242	$341,571	11.6%	$367,491	$344,800	6.6%	$381,261	$349,236	9.2%
Unconsolidated Joint Ventures
	Homes	67	120	(44.2)%	85	161	(47.2)%	217	324	(33.0)%
	Dollars	$25,601	$52,280	(51.0)%	$27,383	$76,691	(64.3)%	$87,702	$135,173	(35.1)%
	Avg. Price	$382,105	$435,667	(12.3)%	$322,153	$476,339	(32.4)%	$404,157	$417,201	(3.1)%
Grand Total
	Homes	1,424	1,568	(9.2)%	1,549	1,502	3.1%	2,907	2,893	0.5%
	Dollars	$542,946	$546,874	(0.7)%	$565,390	$539,067	4.9%	$1,113,295	$1,032,359	7.8%
	Avg. Price	$381,283	$348,772	9.3%	$365,003	$358,899	1.7%	$382,970	$356,847	7.3%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts. (2) Segment data excludes unconsolidated joint ventures.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)

					Communities Under Development
					Nine Months - July 31, 2014
		Net Contracts			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		Jul 31,			Jul 31,			Jul 31,
		2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
Northeast
(NJ, PA)	Homes	374	433	(13.6)%	368	391	(5.9)%	226	306	(26.1)%
	Dollars	$191,880	$200,786	(4.4)%	$178,848	$173,781	2.9%	$118,038	$142,421	(17.1)%
	Avg. Price	$513,048	$463,709	10.6%	$486,000	$444,452	9.3%	$522,291	$465,429	12.2%
Mid-Atlantic
(DE, MD, VA, WV)	Homes	611	485	26.0%	457	441	3.6%	425	310	37.1%
	Dollars	$282,533	$238,921	18.3%	$218,615	$199,275	9.7%	$205,087	$158,420	29.5%
	Avg. Price	$462,411	$492,621	(6.1)%	$478,370	$451,871	5.9%	$482,558	$511,032	(5.6)%
Midwest
(IL, MN, OH)	Homes	616	632	(2.5)%	526	451	16.6%	695	608	14.3%
	Dollars	$185,920	$157,951	17.7%	$147,754	$109,446	35.0%	$188,882	$144,221	31.0%
	Avg. Price	$301,819	$249,922	20.8%	$280,902	$242,674	15.8%	$271,773	$237,206	14.6%
Southeast
(FL, GA, NC, SC)	Homes	427	479	(10.9)%	474	373	27.1%	261	341	(23.5)%
	Dollars	$133,540	$139,324	(4.2)%	$145,323	$100,988	43.9%	$86,873	$101,031	(14.0)%
	Avg. Price	$312,740	$290,864	7.5%	$306,589	$270,746	13.2%	$332,847	$296,280	12.3%
Southwest
(AZ, TX)	Homes	1,935	2,001	(3.3)%	1,642	1,625	1.0%	970	882	10.0%
	Dollars	$632,528	$590,189	7.2%	$493,087	$463,309	6.4%	$355,807	$287,719	23.7%
	Avg. Price	$326,888	$294,947	10.8%	$300,297	$285,113	5.3%	$366,811	$326,212	12.4%
West
(CA)	Homes	295	308	(4.2)%	268	377	(28.9)%	113	122	(7.4)%
	Dollars	$168,243	$143,931	16.9%	$147,863	$159,434	(7.3)%	$70,906	$63,374	11.9%
	Avg. Price	$570,314	$467,309	22.0%	$551,729	$422,903	30.5%	$627,485	$519,459	20.8%
Consolidated Total
	Homes	4,258	4,338	(1.8)%	3,735	3,658	2.1%	2,690	2,569	4.7%
	Dollars	$1,594,644	$1,471,102	8.4%	$1,331,490	$1,206,233	10.4%	$1,025,593	$897,186	14.3%
	Avg. Price	$374,505	$339,120	10.4%	$356,490	$329,752	8.1%	$381,261	$349,236	9.2%
Unconsolidated Joint Ventures
	Homes	275	524	(47.5)%	283	456	(37.9)%	217	324	(33.0)%
	Dollars	$107,137	$235,071	(54.4)%	$105,370	$209,804	(49.8)%	$87,702	$135,173	(35.1)%
	Avg. Price	$389,588	$448,607	(13.2)%	$372,332	$460,095	(19.1)%	$404,157	$417,201	(3.1)%
Grand Total
	Homes	4,533	4,862	(6.8)%	4,018	4,114	(2.3)%	2,907	2,893	0.5%
	Dollars	$1,701,781	$1,706,173	(0.3)%	$1,436,860	$1,416,037	1.5%	$1,113,295	$1,032,359	7.8%
	Avg. Price	$375,420	$350,920	7.0%	$357,606	$344,200	3.9%	$382,970	$356,847	7.3%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts. (2) Segment data excludes unconsolidated joint ventures.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)

					Communities Under Development
					Three Months - July 31, 2014
		Net Contracts			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Jul 31,			Jul 31,			Jul 31,
		2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
Northeast
(includes unconsolidated joint ventures)	Homes	130	148	(12.2)%	137	186	(26.3)%	254	326	(22.1)%
(NJ, PA)	Dollars	$68,150	$74,012	(7.9)%	$63,293	$91,663	(31.0)%	$127,263	$160,826	(20.9)%
	Avg. Price	$524,239	$500,083	4.8%	$461,993	$492,813	(6.3)%	$501,036	$493,331	1.6%
Mid-Atlantic
(includes unconsolidated joint ventures)	Homes	229	194	18.0%	218	256	(14.8)%	500	419	19.3%
(DE, MD, VA, WV)	Dollars	$102,776	$96,977	6.0%	$100,227	$119,698	(16.3)%	$246,652	$209,207	17.9%
	Avg. Price	$448,802	$499,881	(10.2)%	$459,757	$467,569	(1.7)%	$493,304	$499,300	(1.2)%
Midwest
(includes unconsolidated joint ventures)	Homes	234	258	(9.3)%	205	184	11.4%	735	691	6.4%
(IL, MN, OH)	Dollars	$76,443	$64,484	18.5%	$59,682	$46,329	28.8%	$199,689	$168,220	18.7%
	Avg. Price	$326,680	$249,936	30.7%	$291,131	$251,785	15.6%	$271,686	$243,444	11.6%
Southeast
(includes unconsolidated joint ventures)	Homes	142	217	(34.6)%	209	153	36.6%	327	436	(25.0)%
(FL, GA, NC, SC)	Dollars	$43,822	$68,528	(36.1)%	$64,975	$43,310	50.0%	$110,370	$132,383	(16.6)%
	Avg. Price	$308,607	$315,799	(2.3)%	$310,884	$283,075	9.8%	$337,521	$303,631	11.2%
Southwest
(includes unconsolidated joint ventures)	Homes	593	663	(10.6)%	650	606	7.3%	970	882	10.0%
(AZ, TX)	Dollars	$204,460	$195,403	4.6%	$200,788	$181,593	10.6%	$355,807	$287,719	23.7%
	Avg. Price	$344,789	$294,726	17.0%	$308,905	$299,658	3.1%	$366,811	$326,212	12.4%
West
(includes unconsolidated joint ventures)	Homes	96	88	9.1%	130	117	11.1%	121	139	(12.9)%
(CA)	Dollars	$47,295	$47,470	(0.4)%	$76,425	$56,474	35.3%	$73,514	$74,004	(0.7)%
	Avg. Price	$492,652	$539,432	(8.7)%	$587,883	$482,685	21.8%	$607,555	$532,405	14.1%
Grand Total
	Homes	1,424	1,568	(9.2)%	1,549	1,502	3.1%	2,907	2,893	0.5%
	Dollars	$542,946	$546,874	(0.7)%	$565,390	$539,067	4.9%	$1,113,295	$1,032,359	7.8%
	Avg. Price	$381,283	$348,772	9.3%	$365,003	$358,899	1.7%	$382,970	$356,847	7.3%
Consolidated Total
	Homes	1,357	1,448	(6.3)%	1,464	1,341	9.2%	2,690	2,569	4.7%
	Dollars	$517,345	$494,594	4.6%	$538,007	$462,376	16.4%	$1,025,593	$897,186	14.3%
	Avg. Price	$381,242	$341,571	11.6%	$367,491	$344,800	6.6%	$381,261	$349,236	9.2%
Unconsolidated Joint Ventures
	Homes	67	120	(44.2)%	85	161	(47.2)%	217	324	(33.0)%
	Dollars	$25,601	$52,280	(51.0)%	$27,383	$76,691	(64.3)%	$87,702	$135,173	(35.1)%
	Avg. Price	$382,105	$435,667	(12.3)%	$322,153	$476,339	(32.4)%	$404,157	$417,201	(3.1)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)

					Communities Under Development
					Nine Months - July 31, 2014
		Net Contracts			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		Jul 31,			Jul 31,			Jul 31,
		2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
Northeast
(includes unconsolidated joint ventures)	Homes	425	497	(14.5)%	404	465	(13.1)%	254	326	(22.1)%
(NJ, PA)	Dollars	$211,316	$254,210	(16.9)%	$195,301	$234,338	(16.7)%	$127,263	$160,826	(20.9)%
	Avg. Price	$497,214	$511,490	(2.8)%	$483,418	$503,953	(4.1)%	$501,036	$493,331	1.6%
Mid-Atlantic
(includes unconsolidated joint ventures)	Homes	723	699	3.4%	564	646	(12.7)%	500	419	19.3%
(DE, MD, VA, WV)	Dollars	$332,860	$335,076	(0.7)%	$261,597	$289,068	(9.5)%	$246,652	$209,207	17.9%
	Avg. Price	$460,388	$479,365	(4.0)%	$463,824	$447,474	3.7%	$493,304	$499,300	(1.2)%
Midwest
(includes unconsolidated joint ventures)	Homes	656	730	(10.1)%	575	538	6.9%	735	691	6.4%
(IL, MN, OH)	Dollars	$196,947	$186,336	5.7%	$161,192	$134,034	20.3%	$199,689	$168,220	18.7%
	Avg. Price	$300,225	$255,254	17.6%	$280,334	$249,134	12.5%	$271,686	$243,444	11.6%
Southeast
(includes unconsolidated joint ventures)	Homes	490	590	(16.9)%	556	437	27.2%	327	436	(25.0)%
(FL, GA, NC, SC)	Dollars	$156,586	$175,073	(10.6)%	$171,950	$122,030	40.9%	$110,370	$132,383	(16.6)%
	Avg. Price	$319,563	$296,733	7.7%	$309,262	$279,245	10.8%	$337,521	$303,631	11.2%
Southwest
(includes unconsolidated joint ventures)	Homes	1,935	2,001	(3.3)%	1,642	1,625	1.0%	970	882	10.0%
(AZ, TX)	Dollars	$632,528	$590,189	7.2%	$493,087	$463,309	6.4%	$355,807	$287,719	23.7%
	Avg. Price	$326,888	$294,947	10.8%	$300,297	$285,113	5.3%	$366,811	$326,212	12.4%
West
(includes unconsolidated joint ventures)	Homes	304	345	(11.9)%	277	403	(31.3)%	121	139	(12.9)%
(CA)	Dollars	$171,544	$165,289	3.8%	$153,733	$173,258	(11.3)%	$73,514	$74,004	(0.7)%
	Avg. Price	$564,288	$479,099	17.8%	$554,993	$429,921	29.1%	$607,555	$532,405	14.1%
Grand Total
	Homes	4,533	4,862	(6.8)%	4,018	4,114	(2.3)%	2,907	2,893	0.5%
	Dollars	$1,701,781	$1,706,173	(0.3)%	$1,436,860	$1,416,037	1.5%	$1,113,295	$1,032,359	7.8%
	Avg. Price	$375,420	$350,920	7.0%	$357,606	$344,200	3.9%	$382,970	$356,847	7.3%
Consolidated Total
	Homes	4,258	4,338	(1.8)%	3,735	3,658	2.1%	2,690	2,569	4.7%
	Dollars	$1,594,644	$1,471,102	8.4%	$1,331,490	$1,206,233	10.4%	$1,025,593	$897,186	14.3%
	Avg. Price	$374,505	$339,120	10.4%	$356,490	$329,752	8.1%	$381,261	$349,236	9.2%
Unconsolidated Joint Ventures
	Homes	275	524	(47.5)%	283	456	(37.9)%	217	324	(33.0)%
	Dollars	$107,137	$235,071	(54.4)%	$105,370	$209,804	(49.8)%	$87,702	$135,173	(35.1)%
	Avg. Price	$389,588	$448,607	(13.2)%	$372,332	$460,095	(19.1)%	$404,157	$417,201	(3.1)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.